UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	July 2, 2013

Exact Name of Registrant as
Specified in Its Charter:	CALAMP CORP.

DELAWARE	0-12182	95-3647070
State or Other Jurisdiction of	Commission	I.R.S. Employer
Incorporation or Organization	File Number	Identification No.

Address of Principal Executive Offices:	1401 N. Rice Avenue
Oxnard, CA 93030

Registrant's Telephone Number, Including
Area Code:	(805) 987-9000

Former Name or Former Address,
if Changed Since Last Report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On July 2, 2013, Michael Burdiek, President, Chief Executive Officer and a director of CalAmp Corp. (“CalAmp”), adopted a pre-arranged stock trading plan (the “Plan”) to exercise CalAmp stock options granted on various dates from 2006 to 2008 and to sell the shares acquired upon exercise of the options. Under the Plan, Mr. Burdiek may sell up to 75,000 shares. The Plan is scheduled to terminate in September 2014.

     Transactions under the Plan will be disclosed in Form 144 and Form 4 filings with the Securities and Exchange Commission. The Plan was adopted in accordance with the guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

     Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. Using these plans, individuals can prudently and gradually diversify their investment portfolio over an extended period of time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

July 9, 2013	By: /s/ Richard Vitelle
Date	Richard Vitelle,
Executive Vice President & CFO
(Principal Financial Officer)